PIPER JAFFRAY COMPANIES INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

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                                                                     Three Months Ended
                                                                     ------------------
                                                                 December 31, December 31,
                                                                      1996       1995
                                                                 ------------ -----------

PRIMARY NET INCOME PER SHARE:
Net income .......................................................   $ 1,820   $ 6,654
                                                                     =======   =======

Average number of common and common equivalent shares outstanding:
  Average common shares outstanding ..............................    18,279    17,541
  Dilutive effect of common stock equivalents:
    Book value plan options ......................................       157       198
    Executive incentive stock options ............................       247       263
                                                                     -------   -------
                                                                      18,683    18,002

Primary net income per share .....................................   $   .10   $   .37
                                                                     =======   =======

NET INCOME PER SHARE ASSUMING FULL DILUTION:
Net income .......................................................   $ 1,820   $ 6,654
                                                                     =======   =======

Average number of common and common equivalent shares outstanding:
  Average common shares outstanding ..............................    18,279    17,541
  Dilutive effect of common stock equivalents:
    Book value plan options ......................................       176       205
    Executive incentive stock options ............................       391       291
                                                                     -------   -------
                                                                      18,846    18,037

Fully Diluted net income per share ...............................   $   .10   $   .37
                                                                     =======   =======
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